UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2023

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Treble Cove Rd. Building 3 Billerica, MA 01862	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on September 15, 2022, Agrify Corporation (the “Company”) provided a notice of default to Bud & Mary’s Cultivation, Inc. (“Bud & Mary’s”) and certain related parties notifying such parties that Bud & Mary’s was in default of its obligations under a term loan agreement between the Company and Bud & Mary’s (the “Agreement”), and October 5, 2022, Bud & Mary’s filed a complaint (the “Bud & Mary’s Complaint”) in the Superior Court of Massachusetts in Suffolk County naming the Company as defendant, captioned Bud & Mary’s Cultivation, Inc. v. Agrify Corporation, case no. 2284CV02279 (“Civil Action”). The Bud & Mary’s Complaint seeks, among other relief, monetary damages in connection with alleged unfair or deceptive trade practices, breach of contract and conversion arising from a Total Turnkey Solution agreement between Bud & Mary’s and the Company. On November 14, 2022, the Company filed its answer to Bud & Mary’s Complaint denying the claims made therein, as well as a counterclaim against Bud & Mary’s, certain corporate and individual guarantors and the landlord of the property subject to the Civil Action.  By its counterclaim, the Company seeks monetary recovery under various theories including breach of contract, breach of the implied covenant of good faith and fair dealing, violation of MGL Ch. 93A and unjust enrichment.

On February 22, 2023, Bowdoin Construction Corp. (“Bowdoin”) filed a complaint (the “Bowdoin Complaint”) in the Superior Court of Massachusetts in Norfolk County naming the Company, Bud & Mary’s and certain related parties as defendants, captioned Bowdoin Construction Corp. v. Agrify Corporation, Bud & Mary’s Cultivation, Inc. and BMLC2, LLC, case no. 2382CV00173. The Bowdoin Complaint relates to a construction contract between Bowdoin and Agrify relating to the property that is the subject of the Bud & Mary’s Complaint, and alleges breach of contract by Bud & Mary’s and by Agrify due to nonpayment of approximately $7.0 million due under the contract and related indemnification claims and mechanics’ liens.

In addition to defending itself vigorously against the allegations in the Bowdoin Complaint, the Company is evaluating its rights and remedies against Bud & Mary’s and related parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: February 24, 2023	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

2